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                         UNITED HEALTHCARE CORPORATION

                             1998 BROAD-BASED STOCK
                                 INCENTIVE PLAN

1. PURPOSE OF PLAN.

This Plan shall be known as the "United HealthCare Corporation 1998 Broad-Based Stock Incentive Plan" (the "Plan"). The purpose of the Plan is to aid in maintaining and developing personnel capable of contributing to the future success of United HealthCare Corporation, a Minnesota corporation (the "Company"), to offer such personnel additional incentives to put forth maximum efforts for the success of the business, and to afford them an opportunity to acquire a proprietary interest in the Company through stock options and other awards as provided herein. The Plan is intended to be a "broadly-based plan" within the meaning of the New York Stock Exchange Shareholder Approval Policy. Options granted under this Plan are NOT intended to be incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Other awards granted under this Plan shall be in the form of stock appreciation rights ("SARs"), restricted stock awards or performance awards as hereinafter described.

2. STOCK SUBJECT TO PLAN.

Subject to adjustment as provided in Section 14 hereof and the provisions of this Section 2, the stock to be subject to options or other awards under the Plan shall be the Company's authorized shares of common stock, par value $.01 per share (the "Common Shares"). The Common Shares may be either authorized but unissued shares, or issued shares which have been reacquired by the Company. Subject to adjustment as provided in Section 14 hereof, the number of Common Shares as to which options may be granted or awards may be issued hereunder shall be 5,781,349 Common Shares (the "Initial Common Shares"). Each fiscal quarter 0.75% of the number of Common Shares which were issued and outstanding as of the end of the fiscal quarter immediately preceding the then-current fiscal quarter shall be added to the number of Initial Common Shares that were available for grant in any preceding fiscal quarter but were not otherwise granted. If grants or awards lapse, expire, terminate or are canceled prior to the issuance of Common Shares, or if Common Shares are reacquired by the Company pursuant to this Plan in connection with payment of the exercise price of options or awards or satisfaction of tax obligations, such Common Shares will be available for new grants or awards.

3. ADMINISTRATION OF PLAN.

(a) ADMINISTRATION OF PLAN BY COMMITTEE. The Plan shall be administered by a committee (the "Committee") of two or more directors of the Company, none of whom shall be officers or employees of the Company and all of whom shall be "Non-Employee Directors" with respect to the Plan within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any successor rule. The members of the Committee shall be appointed by and serve at the pleasure of the Board of Directors.

(b) AUTHORITY OF COMMITTEE. Subject to the express provisions of the Plan, the Committee shall have the plenary authority and discretion to: (i) determine the purchase price of the Common Shares covered by each option, (ii) determine the employees to whom and the time or times at which options and awards shall be granted and the number of shares to be subject to each, (iii) determine the form of payment to be made upon the exercise of an SAR or in connection with performance awards, either cash, Common Shares or a combination thereof, (iv) determine the terms of exercise of each option and award, (v) accelerate or defer the time at which all or any part of an option or award may be exercised,
(vi) amend or modify the terms of any option or award with the consent of the holder of the optionee or grantee, (vii) interpret the Plan, (viii) prescribe, amend and rescind rules and regulations relating to the Plan, (ix) determine the terms and provisions of each option or award agreement under the Plan (any of which agreements need not be identical), (x) delegate such of its authority granted herein as it deems is in the best interests of the Company, and (xi) make all other determinations necessary or advisable for the administration of the Plan, subject to the exclusive authority of the Board of Directors under
Section 16 herein to amend or terminate the Plan. The Committee's determinations on the foregoing matters, unless otherwise disapproved by the Board of Directors of the Company, shall be final and conclusive; provided, however, that the Committee's determinations with respect to the matters set forth in clauses (ii) and (iii) above, unless delegated as provided in subsection 3(C) below, shall be final and conclusive without any right of disapproval by the Board of Directors of the Company.

(c) GRANTS TO CERTAIN OFFICERS AND DIRECTORS. The Chief Executive Officer of the Company shall, have the authority, as granted by the Committee pursuant to clause (x) of the preceding subsection to grant, pursuant to the Plan, options or other awards to eligible persons who are not considered by the Company as its officers or directors for purposes of Section 16 of the Exchange Act. The Chief Executive Officer of the Company shall provide information as to any grants made pursuant to this subsection to the Committee at its next meeting.

(d) ACTION OF THE COMMITTEE. The Committee shall select one of its members as its Chairperson and shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by not less than a majority of its members. Any decision or determination reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made by a majority vote at a meeting duly called and held. The grant of an option or award shall be effective only if a written agreement or certificate shall have been duly executed and delivered by and on behalf of the Company following such grant. The Committee may appoint a secretary and may make such rules and regulations for the conduct of its business as it shall deem advisable.

4. ELIGIBILITY; GRANTING OF OPTIONS AND AWARDS.

(a) GENERALLY. Subject to the provisions of Section 4(b) below, all full-time and part-time employees of, and consultants and independent contractors to, the Company or its subsidiaries shall be eligible to receive options and awards under this Plan.

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(b) GRANTS OF OPTIONS AND AWARDS. In determining the persons to whom options and awards shall be granted and the number of shares subject to each, the Committee may take into account any factors as the Committee in its discretion shall deem relevant. A person who has been granted an option or award under this Plan may be granted additional options or awards under the Plan if the Committee shall so determine

(c) NO RIGHT TO EMPLOYMENT. Nothing in the Plan or in any agreement thereunder shall confer on any employee any right to continue in the employ of the Company or any of its subsidiaries or affect in any way the right of the Company or any of its subsidiaries to terminate his or her employment at any time.

5. PRICE.

The Committee shall determine the option price for options and awards. For purposes of the preceding sentence and for all other valuation purposes under the Plan, the fair market value of the Common Shares shall be as reasonably determined by the Committee, but shall not be less than the closing price of the stock on the date for which fair market value is being determined, as reported on any national securities exchange on which the Common Shares are then traded. If on the date of grant of any option or award hereunder the Common Shares are not traded on an established securities market, the Committee shall make a good faith attempt to satisfy the requirements of this
Section 5 and in connection therewith shall take such action as it deems necessary or advisable.

6. TERM.

Each option and award and all rights and obligations thereunder shall expire on the date determined by the Committee and specified in the option or award agreement. The Committee shall be under no duty to provide terms of like duration for options or awards granted under the Plan. Notwithstanding the foregoing, the term of options granted under the Plan may not extend more than fifteen (15) years from the date of grant of such option.

7. EXERCISE OF OPTION OR AWARD.

(a) VESTING. The Committee shall have full and complete authority to determine whether an option or award will be exercisable in full at any time or from time to time during the term thereof, or to provide for the exercise thereof in installments and upon the occurrence of certain events, such as termination of employment for any reason, and at such times during the term of the option or award as the Committee may determine and specify in the option or award agreement.

(b) COMPLIANCE WITH SECURITIES LAWS. The exercise of any option or award granted hereunder shall be effective only at such time as the sale of Common Shares pursuant to such exercise will not violate any state or federal securities or other laws.

(c) NOTICE OF EXERCISE; PAYMENT OF EXERCISE PRICE. An optionee or grantee electing to exercise an option or award shall give written notice to the Company of such election and of the number of shares subject to such exercise. The Company will verify the appropriateness of the election and determine the compensation and related withholding tax amounts. The exercise amount and applicable taxes must be tendered by the employee prior to the issuance of shares pursuant to the exercise. Payment shall be made to the Company in cash (including wire transfer, bank check, certified check, personal check, or money order), or, at the discretion of the Committee and as specified by the Committee, by delivering either (i) stock certificates for Common Shares already owned by the optionee or grantee having a fair market value as of such date equal to the full purchase price of the shares, together with any applicable withholding taxes, or (ii) a combination of cash and such shares; provided, however, that an optionee shall not be entitled to tender Common Shares pursuant to successive, substantially simultaneous exercises of options granted under this or any other stock option plan of the Company. The fair market value of such tendered shares shall be determined as provided in Section 5 herein. Until such person has been issued the shares subject to such exercise, he or she shall possess no rights as a shareholder with respect to such shares.

8. ALTERNATIVE STOCK APPRECIATION RIGHTS.

(a) GRANT. At the time of grant of an option or award under the Plan (or at any other time), the Committee, in its discretion, may grant a SAR evidenced by an agreement in such form as the Committee shall from time to time approve. Any such SAR may be subject to restrictions on the exercise thereof as may be set forth in the agreement representing such SAR, which agreement shall comply with and be subject to the following terms and conditions and any additional terms and conditions established by the Committee that are consistent with the terms of the Plan.

(b) EXERCISE. An SAR shall be exercised by the delivery to the Company of a written notice which shall state that the holder thereof elects to exercise his or her SAR as to the number of shares specified in the notice and which shall further state what portion, if any, of the SAR exercise amount (hereinafter defined) the holder thereof requests be paid to him or her in cash and what portion, if any, is to be paid in Common Shares of the Company. The Committee promptly shall cause to be paid to such holder the SAR exercise amount, less any applicable withholding taxes, either in cash, in Common Shares of the Company, or in any combination of cash and shares as the Committee may determine. Such determination may be either in accordance with the request made by the holder of the SAR or in the sole and absolute discretion of the Committee. The SAR exercise amount is the excess of the fair market value of one share of the Company's Common Shares on the date of exercise over the per share exercise price in respect of which the SAR was granted, multiplied by the number of shares as to which the SAR is exercised. For the purposes, hereof, the fair market value of the Common Shares shall be determined as provided in

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Section 5 herein.

9. RESTRICTED STOCK AWARDS.

The Committee may grant awards of Common Shares subject to forfeiture and transfer restrictions. Any restricted stock award shall be evidenced by an agreement in such form as the Committee shall from time to time approve, which agreement shall comply with and be subject to the following terms and conditions and any additional terms and conditions established by the Committee that are consistent with the terms of the Plan:

(a) GRANT OF RESTRICTED STOCK AWARDS. Each restricted stock award made under the Plan shall be for such number of Common Shares as shall be determined by the Committee and set forth in the agreement containing the terms of such restricted stock award. Such agreement shall set forth a period of time during which the grantee must remain in the continuous employment of the Company in order for the forfeiture and transfer restrictions to lapse. If the Committee so determines, the restrictions may lapse during such restricted period in installments with respect to specified portions of the shares covered by the restricted stock award. The agreement may also, in the discretion of the Committee, set forth performance or other conditions that will subject the Common Shares to forfeiture and transfer restrictions. The Committee may, at its discretion, waive all or any part of the restrictions applicable to any or all outstanding restricted stock awards.

(b) DELIVERY OF COMMON SHARES AND RESTRICTIONS. At the time of a restricted stock award, a certificate representing the number of Common Shares awarded thereunder shall be registered in the name of the grantee. Such certificate shall be held by the Company or any custodian appointed by the Company for the account of the grantee subject to the terms and conditions of the Plan, and shall bear such a legend setting forth the restrictions imposed thereon as the Committee, in its discretion, may determine. The grantee shall have all rights of a shareholder with respect to the Common Shares, including the right to receive dividends and the right to vote such shares, subject to the following restrictions: (i) the grantee shall not be entitled to delivery of the stock certificate until the expiration of the restricted period and the fulfillment of any other restrictive conditions set forth in the restricted stock agreement with respect to such Common Shares; (ii) none of the Common Shares may be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of during such restricted period or until after the fulfillment of any such other restrictive conditions; and (iii) except as otherwise determined by the Committee, all of the shares shall be forfeited and all rights of the grantee to such shares shall terminate, without further obligation on the part of the Company, unless the grantee remains in the continuous employment of the Company for the entire restricted period in relation to which such Common Shares were granted and unless any other restrictive conditions relating to the restricted stock award are met. Any Common Shares, any other securities of the Company and any other property (except for cash dividends) distributed with respect to the Common Shares subject to restricted stock awards shall be subject to the same restrictions, terms and conditions as such restricted Common Shares.

(c) TERMINATION OF RESTRICTIONS. At the end of the restricted period and provided that any other restrictive conditions of the restricted stock award are met, or at such earlier time as otherwise determined by the Committee, all restrictions set forth in the agreement relating to the restricted stock award or in the Plan shall lapse as to the restricted Common Shares subject thereto. Upon payment by the grantee to the Company of any withholding tax required to be paid, a stock certificate for the appropriate number of Common Shares, free of the restrictions and the restricted stock legend, shall be delivered to the grantee or his or her beneficiary or estate, as the case may be.

10. PERFORMANCE AWARDS.

The Committee is further authorized to grant performance awards. Subject to the terms of this Plan and any applicable award agreement, a performance award granted under the Plan (i) may be denominated or payable in cash, Common Shares (including, without limitation, restricted stock), other securities, other awards, or other property and (ii) shall confer on the holder thereof rights valued as determined by the Committee, in its discretion, and payable to, or exercisable by, the holder of the performance awards, in whole or in part, upon achievement of such performance goals during such performance periods as the Committee, in its discretion, shall establish. Subject to the terms of this Plan and any applicable award agreement, the Committee shall determine the performance goals to be achieved during any performance period, the length of any performance period, the amount of any performance award granted, and the amount of any payment or transfer to be made by the grantee and by the Company under any performance award.

11. INCOME TAX WITHHOLDING AND TAX BONUSES.

(a) INCOME TAX WITHHOLDING. In order to comply with all applicable federal, state or local income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal, state or local payroll, withholding, income or other taxes, which are the sole and absolute responsibility of an optionee or grantee under the Plan, are withheld or collected from such optionee or grantee prior to his or her receipt of Common Shares pursuant to the exercise of an option or the satisfaction of the conditions of any other award. In order to assist an optionee or grantee in paying all federal and state taxes to be withheld or collected upon exercise of an option or award, the Committee may, in its absolute discretion, permit the optionee or grantee to satisfy such tax obligation by (i) electing to have the Company withhold a portion of the Common Shares otherwise to be delivered upon exercise of such option or award with a fair market value, determined in accordance with Section 5 herein, equal to such taxes or (ii) delivering to the Company Common Shares other than the shares issuable upon exercise of such option or award with a fair market value, determined in accordance with Section 5, equal to such taxes. The election must be made on or before the date that the amount of tax to be withheld is

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determined.

(b) TAX BONUSES. The Committee shall have the authority, at the time of grant of an option under the Plan or at any time thereafter, to approve tax bonuses to designated optionees or grantees to be paid upon their exercise of options or awards granted hereunder. The amount of any such payments shall be determined by the Committee but shall not exceed one hundred percent (100%) of the excess of the fair market value of the shares received upon exercise of an option or award over the price paid therefor. The Committee shall have full authority in its absolute discretion to determine the amount of any such tax bonus and the terms and conditions affecting the vesting and payment thereof.

12. ADDITIONAL RESTRICTIONS.

The Committee shall have full and complete authority to determine whether all or any part of the Common Shares of the Company acquired upon exercise of any of the options or awards granted under the Plan shall be subject to restrictions on the transferability thereof or any other restrictions affecting in any manner the optionee's or grantee's rights with respect thereto, but any such restriction shall be contained in the agreement relating to such options or awards.

13. NONTRANSFERABILITY.

No option or award granted under the Plan shall be transferable by an optionee or grantee, otherwise than by will or the laws of descent or distribution. Except as otherwise provided in an option or award agreement, during the lifetime of an optionee or grantee, the option or award shall be exercisable only by such optionee or grantee. The Committee shall have the authority to waive the provisions of this Section with respect to any grant of options under the Plan subject to such terms, conditions or limitations as they may, in their discretion impose.

14. DILUTION OR OTHER ADJUSTMENTS.

If there shall be any change in the Common Shares through merger, consolidation, reorganization, recapitalization, dividend in the form of stock (of whatever amount), stock split or other change in the corporate structure, appropriate adjustments in the Plan and outstanding options and awards shall be made by the Committee. In the event of any such changes, adjustments shall include, where appropriate, changes in the aggregate number of shares subject to the Plan, the number of shares and the price per share subject to outstanding options and awards and the amount payable upon exercise of outstanding awards, in order to prevent dilution or enlargement of option or award rights.

15. AMENDMENT OR DISCONTINUANCE OF PLAN.

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The Board of Directors may amend or discontinue the Plan at any time. The
Committee, or the Company's Chief Executive Officer as authorized hereunder or by the Committee, may grant options and awards for the number of shares authorized by Section 2 herein without further amendment to the Plan increasing the number of shares authorized for distribution. The Board of Directors shall not alter or impair any option or award theretofore granted under the Plan without the consent of the holder of the option or award.

16. TIME OF GRANTING.

Nothing contained in the Plan or in any resolution adopted or to be adopted by the Board of Directors or by the shareholders of the Company, and no action taken by the Committee the Chief Executive Officer or the Board of Directors (other than the execution and delivery of an option or award agreement), shall constitute the granting of an option or award hereunder.

17. EFFECTIVE DATE AND TERMINATION OF PLAN.

(a) EFFECTIVE DATE OF PLAN. The Board of Directors approved the Plan on May 13, 1998, which shall be the effective date of the Plan.

(b) TERMINATION OF PLAN. Unless the Plan shall have been discontinued as provided in Section 15 hereof, the Plan shall terminate on May 13, 2008. No option or award may be granted after such termination, but termination of the Plan shall not, without the consent of the optionee or grantee, alter or impair any rights or obligations under any option or award theretofore granted.